Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders and Trustees of Mesabi Trust:

Results of Review of Interim Financial Information

We have reviewed the condensed balance sheet of Mesabi Trust (the Trust) as of July 31, 2026, and the related condensed statements of income for the three-month and six-month periods ended July 31, 2026 and 2025, and cash flows for the six-month periods ended July 31, 2026 and 2025, and the related notes (collectively referred to as the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the balance sheet of the Trust as of January 31, 2026, and the related statements of income, unallocated reserve and trust corpus, and cash flows for the year then ended (not presented herein); and in our report dated April 22, 2026, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of January 31, 2026, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Trust’s Trustees. We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ Boulay PLLP

Minneapolis, Minnesota

September 11, 2026